SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is entered into as of December 8, 2017 (the “Effective Date”) by and among Iliad Research and Trading, L.P., a Utah limited partnership (“Lender”), MGT Capital Investments, Inc., a Delaware corporation (“Company”), and MGT Mining One, Inc., a Delaware corporation (“Mining Sub”, and together with Company, “Borrower”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (defined below). Each of Borrower and Lender is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

A. Borrower previously sold and issued to Lender that certain Secured Convertible Promissory Note dated May 18, 2017 in the original principal amount of $1,355,000.00 (the “Note”) and that certain Warrant to Purchase Shares of Common Stock (the “Warrant”) pursuant to that certain Securities Purchase Agreement dated May 18, 2017 by and between Lender and Borrower (the “Purchase Agreement,” and together with the Note, the Warrant, and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B. Certain disputes have arisen between the Parties regarding the Lender Conversion Price applicable to Lender Conversions under the Note and the Exercise Price (as defined in the Warrant) to be used for exercises of the Warrant (the “Disputes”).

C. Lender and Borrower have agreed, subject to the terms, amendments, conditions and understandings expressed in this Agreement, to settle the Disputes as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Recitals. Each of the Parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Lender Conversion Price; Exercise Price. Borrower and Lender agree that, notwithstanding the terms of the Note and the Warrant, the Lender Conversion Price and the Exercise Price shall each be equal to $0.75 per share of Common Stock as of the Effective Date.

3. Delivery of Conversion Shares. By its execution below, Company acknowledges its receipt of the Conversion Notice attached hereto as Exhibit A, pursuant to which Company agrees to deliver to Lender 1,909,863 Conversion Shares (the “Conversion Shares”), notwithstanding any contrary terms in the Note. Company agrees to deliver the Conversion Shares to Lender in the manner prescribed in the Note for delivery of Conversion Shares, but in any event within five (5) Trading Days of the date hereof. Upon Lender’s receipt of all of the Conversion Shares, Borrower shall be deemed to have paid the entire Outstanding Balance of the Note in full.

4. Warrant Shares; Cap. Borrower and Lender agree that, notwithstanding the terms of the Warrant, the number of Exercise Shares (as defined in the Warrant) exercisable under the Warrant is hereby increased to 1,724,547. Moreover, Borrower and Lender further agree that the number of Delivery Shares (as defined in the Warrant) deliverable under the Warrant shall not exceed 5,173,640.

5. Ownership Limitations. Notwithstanding Company’s obligation to deliver the Conversion Shares to Lender pursuant to Section 3 above or its obligations to deliver Delivery Shares to Lender pursuant to the terms of the Warrant (such Conversion Shares and Delivery Shares, together, the “Shares”), each of Company and Lender acknowledge and agree that such deliveries are subject to the ownership limitation provisions set forth in Section 12 of the Note and Section 2.2 of the Warrant, respectively, and in the event the number of Shares Company is required to deliver to Lender exceeds the applicable Maximum Percentage, Company agrees to reserve the Ownership Limitations Shares for the exclusive benefit of Lender and deliver such Ownership Limitation Shares to Lender in accordance with the terms of Section 12 of the Note and Section 2.2 of the Warrant, as applicable. In furtherance thereof, Company agrees to cause its transfer agent to establish a separate reserve of shares of Common Stock equal to the number of Ownership Limitation Shares Company is required to reserve pursuant to Section 12 of the Note and Section 2.2 of the Warrant, respectively, upon Lender’s delivery of written request to Company and its transfer agent. Company agrees that it may not deny any exercise of the Warrant or Conversion of the Note on the grounds that such exercise would cause the number of shares of Common Stock owned by Lender to exceed the Maximum Percentage; rather, in such event Company shall comply with the terms of Section 12 of the Note and Section 2.2 of the Warrant, as applicable, and continue delivering Shares to Lender pursuant to such provisions.

6. Restrictions on Sales of Shares.

(a) Volume Limitation. Lender agrees that, with respect to the sale of any Shares by it and UAHC Ventures, LLC, a Nevada limited liability company and affiliate of Lender (“UAHC Ventures,” and together with Lender, “Investor”), Investor’s Net Sales (as defined below) of such Shares shall not exceed (i) twelve percent (12%) of Company’s daily dollar trading volume on any given Trading Day (which, for purposes hereof, means the number of shares traded during such Trading Day multiplied by the volume weighted average price per share for such Trading Day), and (ii) ten percent (10%) of Company’s weekly dollar trading volume in any given week (which, for purposes hereof, means the number of shares traded during such calendar week multiplied by the volume weighted average price per share for such week) (the “Volume Limitation”). For the avoidance of doubt, the Volume Limitation shall apply to Lender and UAHC Ventures in the aggregate, as determined by Lender and UAHC Ventures, and there shall be no separate cap or limitation applicable to either Lender or UAHC Ventures. For purposes of this Agreement, the term “Net Sales” means the gross proceeds from sales of the Shares sold in a calendar week minus any trading commissions or costs associated with clearing and selling such Shares minus the purchase price paid for any shares of Common Stock purchased on the open market during such week. For the avoidance of doubt, any amounts received by Investor in connection with previous sales of shares either entity acquired in any way shall not be deemed to be Net Sales.

(b) Breach of Volume Limitation. Borrower and Lender agree that in the event Investor breaches the Volume Limitation where its Net Sales of Shares during any given period exceed the dollar volume it is permitted to sell during such period pursuant to the Volume Limitation (such excess, the “Excess Sales”), then in such event, as Borrower’s sole and exclusive remedy for such breach (and which breach may not be used as a defense to Borrower’s performance of its obligations hereunder), Investor shall be obligated to pay to Borrower in cash a fee in the amount of 25% of the Excess Sales (the “Excess Sales Fee”) upon Borrower’s delivery to Investor of a written notice setting for its basis for charging such Excess Sales Fee. For illustration purposes only, if Company’s weekly dollar trading volume was $400,000.00 for a calendar week, Investor would be entitled to Net Sales of up to $40,000.00 during that week. If Investor’s Net Sales for such week were equal to $50,000.00, and Investor had sold the maximum number of Shares it could within the Volume Limitation during each prior week, then in such event Investor would be obligatd to pay to Borrower an Excess Sales Fee in the amount of $2,500.00 (($50,000.00 - $40,000.00) x 25%). For the avoidance of doubt, in such event Investor shall be entitled to retain the Excess Sales and shall have no obligation to return the Excess Sales to Borrower.

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7. Failure to Comply. Borrower understands that the amendments to the Transaction Documents set forth herein, Lender’s agreement to settle the Note for the Conversion Shares, and all other obligations, restrictions, and limitations of or on Lender hereunder shall terminate immediately upon the occurrence of any breach of this Agreement (including, without limitation, Borrower’s failure to deliver Conversion Shares as and when required hereunder). In any such case, Lender may seek all recourse available to it under the terms of the Transaction Documents, this Agreement, or applicable law following any breach.

8. Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent or approval of Borrower, and no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

(b) All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Borrower acknowledges and agrees that Lender has been induced in part to enter into this Agreement based upon Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date hereof which would or could materially and adversely affect the understandings of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c) Except as expressly set forth in this Agreement, Borrower acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Judgment or applicable law related thereto.

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(d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e) Borrower hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower (or had the opportunity to be represented by counsel). Borrower further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any Party by any other Party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated, or drafted such provision.

(f) Borrower is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering Borrower insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

(g) There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against Borrower.

(h) There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on Borrower, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

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(i) Borrower has not received any cash or property consideration in any form whatsoever for entering into this Agreement.

10. Arbitration. By its execution of this Agreement, each Party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement and the Parties agree to submit all Claims (as defined in the Arbitration Provisions) arising under this Agreement or any Transaction Document or other agreement between the Parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions.

11. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each Party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or any Transaction Document or the relationship of the Parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the Parties obligations to resolve disputes hereunder or under any Transaction Document pursuant to the Arbitration Provisions, each Party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each Party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Purchase Agreement, such service to become effective ten (10) days after such mailing. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

13. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the Parties agree that the Party who is awarded the most money shall be deemed the prevailing Party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing Party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

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14. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

15. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

16. Entire Agreement. This Agreement and all other documents referred to herein, supersede all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

17. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the Parties. No provision of this Agreement may be waived except in writing signed by the Party against whom such waiver is sought to be enforced.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its affiliates, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

19. Time of Essence. Time is of the essence of this Agreement.

20. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given at such address as has been previously provided to the other Party.

21. Further Assurances. Each Party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BORROWER:

MGT CAPITAL INVESTMENTS, INC.

By:
Name:
Title:

MGT MINING ONE, INC.

By:
Name:
Title:

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By:	Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

ACKNOWLEDGED AND AGREED:

UAHC VENTURES LLC

By:	United American Healthcare Corporation

By:
John M. Fife, President

[Signature Page to Settlement Agreement]

EXHIBIT A

CONVERSION NOTICE